UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 8, 2022
Date of Report (Date of earliest event reported)
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Krispy Kreme, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-40573	37-1701311
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2116 Hawkins Street, Charlotte, North Carolina 28203
(Address of principal executive offices)

(800) 457-4779
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-14(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.01 par value per share	DNUT	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Chief Financial Officer
On December 8, 2022, the Board of Directors (the “Board”) of Krispy Kreme, Inc. (the “Company”) appointed Jeremiah Ashukian, 43, as Executive Vice President and Chief Financial Officer ("CFO") of the Company. He is expected to commence employment with the Company on January 9, 2023.
Josh Charlesworth will remain the Company’s Global President and Chief Operating Officer.
Mr. Ashukian brings with him 20 years of global executive finance experience from Mars, Inc. He most recently served as Vice President of Finance and CFO of Mars Wrigley North America, a position he had held since March 2018. He served as Vice President and CFO of Mars Wrigley Latin America and Canada from January 2017 to March 2018. Mr. Ashukian holds a BA in Mathematics from Wilfrid Laurier University as well as a CMA certification and his CPA license.
Mr. Ashukian will receive an annual base salary of $650,000 and will be eligible to participate in the annual long-term incentive program at a target level of $500,000 for fiscal year 2023. He will be eligible for an 80% annual bonus, which allows him to earn 0% to 200% of target based on Company results. He will also receive one-time compensation consisting of: a $675,000 sign-on bonus; an award of restricted stock units ("RSUs") at a market value of $1,500,000 that upon vesting will settle in common stock. The RSUs will vest as follows: 60% on the third anniversary of the grant date, 20% on the fourth anniversary of the grant date, and 20% on the fifth anniversary of the grant date. Additionally, he will receive a grant of non-qualified stock options at a market value of $2,000,000 that will vest in full on the third anniversary of the grant date. He will also be provided relocation assistance and will receive severance if involuntarily terminated in the first 12 months of employment equal to 12 months of base salary and if involuntarily terminated after the first 12 months of employment at the executive level severance package.
Mr. Ashukian is not a party to any transaction with the Company that would be reportable Item 404(a) of Regulation S-K under the Securities Act of 1933. Mr. Ashukian is not a party to any material plan, contract, or arrangement in connection with his employment
Approval of Total Compensation and Ownership Structure
On December 8, 2022, the Board approved a new Total Compensation and Ownership Structure for the Company for fiscal year 2023 and beyond in which named executive officers (“NEOs”) will participate.
Each NEO will have a specified level of targeted stock ownership (“Stock Ownership Guideline”) at which new hires or newly promoted NEOs will be encouraged to comply within five years. An NEO who is in compliance with their Stock Ownership Guideline will receive enhanced annual long-term incentive awards, which will be granted with 50% in the form of RSUs and 50% in the form of performance-based restricted stock units (“PSUs”). The RSUs will vest 60% on the third anniversary of the grant date, 20% on the fourth anniversary of the grant date, and 20% on the fifth anniversary of the grant date, and the PSUs will vest in whole on the third anniversary of the grant date, all of which will settle in Company common stock. Once their Stock Ownership Guideline has been met, an NEO will also receive a one-time grant of RSUs at 0.5 RSU for each share of stock in their Stock Ownership Guideline.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

KRISPY KREME, INC.

Dated: December 8, 2022

By:    /s/ Cathy Tang

Name:	Cathy Tang
Title:	Chief Legal Officer